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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Alamosa PCS Holdings, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 16th day of February, 2000.


                                         PLATEAU TELECOMMUNICATIONS,
                                         INCORPORATED


                                         By: /s/ TOM PHELPS
                                             ---------------------------------
                                             Tom Phelps
                                             Executive Vice President


                                         TELECOMMUNICATIONS HOLDINGS EAST, INC.


                                         By: /s/ TOM PHELPS
                                             ---------------------------------
                                             Tom Phelps
                                             Executive Vice President


                                         ENMR TELEPHONE COOPERATIVE, INC.


                                         By: /s/ TOM PHELPS
                                             ---------------------------------
                                             Tom Phelps
                                             Executive Vice President